SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Myogen, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Proposal 1
Report of the Audit Committee of the Board of Directors
Proposal 2
Executive Officers
Security Ownership Of Certain Beneficial Owners And Management
Compensation of Directors
Compensation of Executive Officers
Report of the Compensation Committee of the Board of Directors
Certain Transactions
Householding of Proxy Materials
Other Matters
APPENDIX A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2005

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Myogen, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 11, 2005 at 9:00 a.m. local time at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

3.	To conduct any other business properly brought before the meeting.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for the Annual Meeting is March 31, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Andrew D. Dickinson

Andrew D. Dickinson
Secretary

Westminster, Colorado
April 19, 2005

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Myogen, Inc. (sometimes referred to as the “Company” or “Myogen”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

     The Company intends to mail this proxy statement and accompanying proxy card on or about April 19, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

     Only stockholders of record at the close of business on March 31, 2005 will be entitled to vote at the annual meeting. On this record date, there were 35,766,892 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

     If on March 31, 2005 your shares were registered directly in your name with Myogen’s transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If on March 31, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

     There are two matters scheduled for a vote:

➢	Election of eight directors; and

➢	Ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

How do I vote?

     You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

     If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

➢	To vote over the telephone, dial toll-free (800) 306-1205 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 4:30 p.m., Mountain Daylight Time on May 10, 2005 to be counted.

➢	To vote on the Internet, go to www.computershare.com/us/proxy to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 4:30 p.m., Mountain Daylight Time on May 10, 2005 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Myogen. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 31, 2005.

What if I return a proxy card but do not make specific choices?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight nominees for director and “For” the ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Myogen’s Secretary at 7575 West 103rd Avenue, Suite 102, Westminster, Colorado 80021.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

➢	You may submit another vote over the telephone or on the Internet in the same manner as described above under “How do I vote?”.

When are stockholder proposals due for next year’s annual meeting?

     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 13, 2005, to Myogen’s Secretary at 7575 West 103rd Avenue, Suite 102, Westminster, Colorado 80021. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on January 11, 2006 nor later than the close of business on February 10, 2006, unless the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after May 11, 2006, the anniversary of this year’s meeting, in which case notice must be delivered not earlier than the close of business on the 120th day prior to next year’s annual meeting and not later than the close of business on the later of the 90th day prior to next year’s annual meeting or the 10th day following the day on which Myogen first publicly announces the date of next year’s meeting.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

     For the election of directors, the eight nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

     To be approved, Proposal No. 2, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 35,766,892 shares outstanding and entitled to vote. Thus, 17,883,447 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

Proposal 1

Election of Directors

     Myogen’s Board of Directors currently consists of nine directors. Based on the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors has nominated and recommends eight individuals to serve as directors for the term beginning at the 2005 annual meeting of stockholders. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. All of the nominees listed below, except for Mr. Valentino, were previously elected by the stockholders at the 2004 Annual Meeting. Mr. Valentino was appointed to the Board in March 2005 upon the recommendation of the Company’s Nominating and Corporate Governance Committee and the unanimous approval of the Company’s Board of Directors. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting. Other than Dr. Bristow and Mr. Jackson, all of the directors attended the 2004 Annual Meeting of Stockholders in person or via teleconference. Those directors who did not attend chose not to do so due to the expectation of minimal stockholder turnout at the meeting.

     Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board of Directors, unless the Board of Directors elects to reduce the number of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

     On February 24, 2005, Andrew N. Schiff, M.D. informed the Company of his intention not to stand for re-election to the Company’s Board of Directors at the 2005 Annual Meeting of Stockholders due to the increasing demands on his time at Perseus-Soros Management, LLC, where he currently serves as a Managing Director. Dr. Schiff has been a director of the Company since December 2001 and he will continue to serve as a director of the Company until the expiration of his current term on May 11, 2005.

Nominees

     The following is a brief biography of each nominee for director as of March 31, 2005.

		Principal Occupation/
Name	Age	Position Held With the Company
J. William Freytag, Ph.D.	53	Chairman of the Board of Directors, President and Chief Executive Officer
Michael R. Bristow, M.D., Ph.D.	60	Chief Science and Medical Officer
Kirk K. Calhoun	60	Financial Accounting Consultant
Jerry T. Jackson	63	Pharmaceutical Industry Consultant
Daniel J. Mitchell	48	Manager, Sequel Venture Partners
Arnold L. Oronsky, Ph.D.	65	General Partner, InterWest Partners
Michael J. Valentino	50	Chief Executive Officer, Adams Laboratories, Inc.
Sigrid Van Bladel, Ph.D.	39	Partner, New Enterprise Associates

     J. William Freytag, Ph.D. Dr. Freytag has served as our President and Chief Executive Officer and as a Director since July 1998 and as Chairman of our Board since December 2000. From May 1998 to July 1998, Dr. Freytag was an independent consultant to the healthcare industry. From October 1994 to May 1998, Dr. Freytag was a Senior Vice President at Somatogen, Inc., a biopharmaceutical company, where he was responsible for corporate and commercial development. Prior to Somatogen, he was President of Research and Development at Boehringer Mannheim Corporation, an international healthcare company, from May 1990 to September 1994. Previously, Dr. Freytag spent ten years with DuPont Medical Products in various research and business positions. Dr. Freytag is a director of Immunicon, Inc. Dr. Freytag received a Ph.D. in biochemistry from the University of Kansas Medical Center.

     Michael R. Bristow, M.D., Ph.D. Dr. Bristow was the founder of Myogen and has served as our Chief Science and Medical Officer and as a Director since October 1996. Dr. Bristow is currently Professor of Medicine at the University of Colorado, and Co-Director of the University of Colorado Cardiovascular Institute. He is the author of over 300 peer-reviewed publications and chapters on heart failure or cardiomyopathy for cardiology textbooks, including Braunwald’s “Heart Disease: A Textbook of Cardiovascular Medicine” and Hurst’s “The Heart.” Dr. Bristow holds a M.D. and Ph.D. from the University of Illinois.

     Kirk K. Calhoun. Mr. Calhoun has served as a Director since January 2004. Mr. Calhoun joined Ernst & Young, LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. His responsibilities included both area management and serving clients in a variety of industries, including biotechnology. Mr. Calhoun is a Certified Public Accountant with a background in auditing and accounting. He is currently on the Board of Directors of American Pharmaceutical Partners, Inc., Aspreva Pharmaceuticals Corporation and the Board of Governors of the California State University Foundation. Mr. Calhoun received a B.S. in Accounting from the University of Southern California.

     Jerry T. Jackson. Mr. Jackson has served as a Director since September 2002. Mr. Jackson was employed by Merck & Co., Inc., a pharmaceutical company, from 1965 until his retirement in 1995. During this time, he had extensive experience in sales, marketing and corporate management, including joint ventures. From 1993 until retirement, Mr. Jackson served as Executive Vice President of Merck with broad responsibilities for numerous operating groups, including being President of Merck’s Worldwide Human Health Division in 1993. Mr. Jackson was Senior Vice President responsible for Merck’s Specialty Chemicals Business from 1991 to 1992. Previously, he was President of Merck’s International Division from 1988 to 1991. Mr. Jackson has served on the board of directors of several biotech pharmaceutical companies and currently is on the board of Intrabiotics Pharmaceuticals, Inc. Mr. Jackson holds a B.A. in Education from the University of New Mexico.

     Daniel J. Mitchell. Mr. Mitchell has served as a Director since May 1998. Mr. Mitchell founded and is a Manager of Sequel Venture Partners, L.L.C., a venture capital firm formed in January 1997. Mr. Mitchell was a founder of Capital Health Venture Partners, a health care focused venture capital firm, in October 1986 and was a General Partner. Mr. Mitchell holds a M.B.A. from the University of California at Berkeley.

     Arnold L. Oronsky, Ph.D. Dr. Oronsky has served as a Director since October 1998. Dr. Oronsky is General Partner with InterWest Partners, a venture capital firm focusing on investments in medical and information technology. Dr. Oronsky joined InterWest in a full-time capacity in 1994 after serving as a special limited partner since 1989. In addition to the position of General Partner at InterWest, he also serves as a senior lecturer in the Department of Medicine at Johns Hopkins Medical School. From 1980 to 1993, Dr. Oronsky was the Vice President for Discovery Research at the Lederle Laboratories division of American Cyanamid Company, a pharmaceutical company. From 1973 to 1976, Dr. Oronsky was the head of the Inflammation, Allergy, and Immunology Research program for Ciba-Geigy Pharmaceutical Company. From 1970 to 1972, Dr. Oronsky was assistant professor at Harvard Medical School, where he also served as a research fellow from 1968 to 1970. Dr. Oronsky is a director of Aspreva Pharmaceuticals Corporation, Corixa Corporation, Dynavax Technologies Corporation and Metabasis Therapeutics, Inc. Dr. Oronsky holds a Ph.D. from Columbia University’s College of Physicians & Surgeons.

     Michael J. Valentino. Mr. Valentino has served as a Director since March 2005. Mr. Valentino has nearly thirty years of experience in the prescription and consumer pharmaceuticals industry. He currently serves as the President and Chief Executive Officer and a Director of Adams Laboratories, Inc (d/b/a Adams Respiratory Therapeutics, Inc.). During 2003, Mr. Valentino served as President and Chief Operating Officer of the Global Human Pharmaceutical Division of Alpharma, Inc. From 1999 to 2003, he served in senior management roles at Novartis AG, including as the Executive Vice President, Global Head Consumer Pharmaceuticals and the President and Chief Operating Officer of Novartis Consumer Healthcare, North America. From 1996 to 1998, Mr. Valentino served as the President of Pharmacia & Upjohn’s Consumer Products Division. Prior to 1996, Mr. Valentino spent 12 years at Warner Lambert in a variety of senior level roles. Mr. Valentino holds a B.A. in Psychology from State University of New York at Stony Brook.

     Sigrid Van Bladel, Ph.D. Dr. Van Bladel has served as a Director since November 1999. Dr. Van Bladel is a Partner with New Enterprise Associates, a venture capital firm, where she has worked since October 1993. Previously, Dr. Van Bladel worked as a research associate with the National Science Foundation of Belgium. Dr. Van Bladel holds a “Licenciaat” in Chemistry/ Biotechnology and a Ph.D. from the University of Ghent, Belgium and a M.B.A. from Stanford University.

The Board of Directors Recommends
a Vote in Favor of Each Named Nominee

Information Regarding the Board of Directors

     Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of nine directors. The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The current Board members include seven independent directors and two members of our senior management.

     Each of our directors other than Dr. Freytag and Dr. Bristow qualifies as “independent” in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Myogen and Myogen’s management.

     In addition, as required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” under special standards established by the U.S. Securities and Exchange Commission (the “SEC”) for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Mr. Calhoun is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Calhoun’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Calhoun any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Board has also determined that each Audit Committee member has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committee.

     The primary responsibilities of the Board of Directors are oversight, counseling and direction to our management in the long-term interests of the company and our stockholders. The Board’s detailed responsibilities include: (a) selecting and regularly evaluating the performance of the Chief Executive Officer and other senior executives; (b) planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other senior executives; (c) reviewing and, where appropriate, approving our major clinical, commercial, research and financial objectives and strategic and operating plans, business risks and actions; (d) overseeing the conduct of our business to evaluate whether the business is being properly managed; and (e) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures and compliance with law and ethics. The Board of Directors has instructed our Chief Executive Officer, working with our other executive officers, to manage our business in a manner consistent with our standards and practices, and in accordance with any specific plans, instructions or directions of the Board of Directors. The Chief

Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions that the Company may undertake.

     The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present. The Board of Directors has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all of our employees outside of Board meetings, and the Board of Directors encourages each director to visit Myogen’s offices and laboratories on a regular basis and meet with the Company’s management team.

Information Regarding the Committees of the Board of Directors

     As required under the Nasdaq listing standards, the Company’s independent directors met five times in 2004 in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Myogen, Inc. at 7575 West 103rd Avenue, Suite 102, Westminster, Colorado 80021. If no particular director is named, letters will generally be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

     The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

Nominating and
Corporate
Name	Audit		Compensation		Governance (1)
Kirk K. Calhoun +	X	*
Jerry T. Jackson					X *
Daniel J. Mitchell	X		X	*
Arnold L. Oronsky, Ph.D.	X				X
Andrew N. Schiff, M.D.			X		X

Total meetings in fiscal year 2004	7		2		3

(1)	Formed in February 2004

*	Committee Chairperson

+	Joined the Committee in January 2004

     On February 24, 2005, Dr. Schiff informed the Company of his intention not to stand for re-election to the Board of Directors at the Company’s 2005 Annual Meeting of Stockholders. Dr. Schiff will continue to serve as a director of the Company and as a member of the Company’s Compensation Committee until the expiration of his current term on May 11, 2005. Dr. Schiff resigned from the Company’s Nominating and Corporate Governance Committee on February 24, 2005. On the same date, the Board of Directors appointed Dr. Van Bladel to serve on the Nominating and Corporate Governance Committee with Mr. Jackson and Mr. Oronsky. In addition, the Board of Directors has appointed Mr. Valentino to serve on the Compensation Committee with Mr. Mitchell effective as of May 11, 2005.

     Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

     The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports.

     The Audit Committee, among other things, evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm and to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over accounting and financial reporting, including, but not limited to, any controls or procedures arising in connection with Section 404 of the Sarbanes-Oxley Act of 2002, as well as business risk, legal and ethical conduct and conflict-of-interest compliance programs; reviews with management and the independent registered public accounting firm significant issues and changes, if any, to our accounting principles; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves our programs for managing insurable risks; reviews the financial statements and management’s discussion and analysis of financial condition and results of operations to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and recommends whether such financials statements and discussion and analysis should be so included; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the independent registered public accounting firm’s reviews of the Company’s quarterly financial statements.

     During the fiscal year ended December 31, 2004, the Audit Committee comprised three directors: Mr. Calhoun, Mr. Mitchell and Dr. Oronsky. The Audit Committee met seven times during the fiscal year ended December 31, 2004. The Audit Committee has adopted a written Audit Committee Charter. The charter was amended in February 2005 and is attached as Appendix A to these proxy materials and can be found on our corporate website at www.myogen.com.

     The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). As indicated above, the Board of Directors has determined that Mr. Calhoun qualifies as an “audit committee financial expert,” as defined in the applicable rules of the SEC. The Board made a qualitative assessment of Mr. Calhoun’s level of knowledge and experience based on a number of factors, including his formal education, experience and business acumen.

Compensation Committee

     The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; reviews and recommends to the Board of Directors the type and amount of compensation to be paid or awarded to Board members; and administers the Company’s stock option and purchase plans and other similar programs. The Compensation Committee met two times during the fiscal year ended December 31, 2004.

     Two directors currently comprise the Compensation Committee: Mr. Mitchell and Dr. Schiff. Dr. Schiff will continue to serve as a member of the Compensation Committee until the expiration of his current term on May 11, 2005. The Board of Directors has appointed Mr. Valentino to serve on the Compensation Committee with Mr. Mitchell effective as of May 11, 2005.

     All members of the Company’s Compensation Committee, including the members appointed as of May 11, 2005, are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Compensation Committee charter can be found on our corporate website at www.myogen.com.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at www.myogen.com.

     Three directors comprise the Nominating and Corporate Governance Committee: Mr. Jackson, Dr. Oronsky and Dr. Van Bladel. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee was formed in February 2004 and met three times during the fiscal year ended December 31, 2004.

     The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

     The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 7575 West 103rd Avenue, Suite 102, Westminster, Colorado 80021, attention: Secretary not later than December 13, 2005 for next year’s Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

     The Board of Directors met fourteen times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively, except Dr. Bristow, who was not able to attend four of the special meetings held by the Board of Directors.

Stockholder Communications With The Board Of Directors

     The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Myogen, Inc. at 7575 West 103rd Avenue, Suite 102, Westminster, Colorado 80021, attention: Secretary. Any communication sent must state the number of shares owned by the stockholder making the communication. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, the Secretary shall discard the communication. All communications that relate to questionable accounting or auditing matters involving the Company should be addressed directly to the Audit Committee.

Code Of Ethics

     The Company has adopted the Myogen, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.myogen.com. To date, there have been no waivers under our Code of Business Conduct and Ethics. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website and in any necessary filings with the SEC.

Report of the Audit Committee of the Board of Directors 1

     The ultimate responsibility for good corporate governance rests with the Board of Directors, whose primary roles are oversight, counseling and direction to Myogen’s management in the best long-term interests of the corporation and its stockholders. The Audit Committee of the Board of Directors (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the company, the systems of internal accounting and financial controls and audits of the company’s annual financial statements. During the past few years, the Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees, and The Nasdaq Stock Market, Inc. (“Nasdaq”) has implemented new rules concerning audit committee structure, membership, authority and responsibility.

     Myogen’s Audit Committee is made up solely of independent directors, as defined in the rules of Nasdaq, and it operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee’s charter, which was amended in February 2005, is attached as Appendix A to these proxy materials.

     The Sarbanes-Oxley Act required that Nasdaq adopt additional rules that define the independence of Audit Committee members more restrictively than under the prior rules. Audit Committee members are barred from accepting any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the Board of Directors and any Board committee. This prohibition precludes payments to a member as an officer or employee, as well as other compensatory payments, and disallowed payments to an Audit Committee member include payments made either directly or indirectly. Additionally, a member of the Audit Committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the Board and any Board committee. In this context, the SEC has defined the terms “affiliate” and “affiliated person” to mean “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” The SEC defines the term “control” as “the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” None of the members of Myogen’s Audit Committee are “affiliated persons” of Myogen as so defined.

     As stated above and described more fully in its charter, one of the primary purposes of the Audit Committee is to assist the Board in its general oversight of Myogen’s financial reporting, internal accounting and financial controls and audit functions. Management is responsible for the preparation, presentation and integrity of Myogen’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. For fiscal years prior to 2005, the Company retained PricewaterhouseCoopers LLP as its independent registered public accounting firm. For fiscal year 2005, the Company retained Ernst & Young LLP as its independent registered public accounting firm responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace Myogen’s independent registered public accounting firm.

     The Audit Committee members are not currently professional accountants or auditors, and, while the Audit Committee monitors the Company’s independent registered public accounting firm, their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

     The Audit Committee has an annual agenda that includes reviewing Myogen’s financial statements, internal controls and audit matters. The Audit Committee meets each interim quarter with the independent registered public accounting firm and management to review Myogen’s interim financial results before the publication of Myogen’s quarterly earnings press releases. The Audit Committee also meets annually with the independent registered public accounting firm and management to review Myogen’s annual financial results before the publication of Myogen’s annual earnings press release. Management’s and the independent registered public accounting firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees Myogen’s internal compliance programs. The Audit Committee reviews and discusses with the Company’s management and the independent registered public accounting firm their respective processes for assessing the effectiveness of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Myogen regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Myogen employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

     Among other matters, the Audit Committee monitors the activities and performance of Myogen’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Myogen’s independent registered public accounting firm provides the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” annually and the Audit Committee discusses with the independent registered public accounting firm and management that firm’s independence.

     In accordance with the Sarbanes-Oxley Act, all services to be provided by the independent registered public accounting firm are subject to pre-approval by the Audit Committee. These include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Committee for a particular category or group of services, subject to a specific budget. In other cases, the Chairman of the Audit Committee may be delegated authority from the Committee to pre-approve additional services up to certain specified amounts, and such pre-approvals are then communicated to the full Audit Committee at its next scheduled meeting. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; Myogen has not in recent years obtained any of these services from Ernst & Young LLP or its previous independent registered public accounting firm, PricewaterhouseCoopers LLP, and Myogen is able to obtain such services from other service providers at competitive rates. See “Ratification of Selection of Independent Registered Public Accounting Firm” for more information regarding fees paid to PricewaterhouseCoopers LLP for services in fiscal years 2004 and 2003.

     The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2004 with management and the independent registered public accounting firm; management represented to the Audit Committee that Myogen’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles; and the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of Myogen’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Myogen’s financial statements.

     In reliance on these views and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Myogen’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

     Audit Committee:

Kirk K. Calhoun
Daniel J. Mitchell
Arnold L. Oronsky, Ph.D.

Proposal 2

Ratification Of Selection Of Independent Registered Public Accounting Firm

     PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal year ending December 31, 2004 and has audited the Company’s financial statements since inception. On March 17, 2005, after careful consideration, the Audit Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. On the same date, the Audit Committee unanimously approved the engagement of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ended December 31, 2005 and further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting. The Company does not expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. In the event representatives of either firm are present at the Annual Meeting, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm’s Fees

     The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and 2003, by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm through March 17, 2005. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	Fiscal Year Ended
	December 31,
	2004	2003
Audit Fees	$648,000	$486,000
Audit-related Fees	5,000	—
Tax Fees	—	10,000
All Other Fees	—	—

Total Fees	$653,000	$496,000

     Audit Fees ($648,000; $486,000). This category includes the audit of our annual consolidated financial statements, the audit of management’s assessment of our internal control over financial reporting and the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, review of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

     Audit-Related Fees ($5,000; $0). This category consists of assurance and related services provided that are reasonably related to the performance of the audit or evaluation of accounting matters associated with contemplated transactions and are not reported above under “Audit Fees.”

     Tax Fees ($0; $10,000). This category consists of tax services generally for compliance and return preparation. For tax services related to 2004, no amounts were paid to PricewaterhouseCoopers LLP.

     All Other Fees. There were no other fees paid to the Company’s independent registered public accounting firm in 2004 or 2003.

     The Audit Committee has determined that the rendering of the tax services by PricewaterhouseCoopers LLP was compatible with maintaining the firm’s independence. As no services were performed for the Company by Ernst & Young LLP prior to 2005, no fees were billed to the Company by Ernst & Young LLP during the fiscal years ended December 31, 2004 and 2003.

Pre-Approval Policies and Procedures

     The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Change in Independent registered public accounting firm

     On March 17, 2005, the Audit Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. PricewaterhouseCoopers’ reports on the financial statements of the Company for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2004 and 2003 and through March 17, 2005, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference thereto in its reports on the financial statements for such years. During the years ended December 31, 2004 and 2003 and through March 17, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). PricewaterhouseCoopers’ letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated March 23, 2005.

     On March 17, 2005, the Audit Committee unanimously approved the engagement of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005. During the years ended December 31, 2004 and 2003 and through March 17, 2005, neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject to a disagreement or a reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

The Board of Directors Recommends
a Vote In Favor of Proposal 2

Executive Officers

     The following table sets forth certain information regarding our executive officers as of March 31, 2005:

Name	Age	Position
J. William Freytag, Ph.D.	53	Chairman of the Board of Directors, President and Chief Executive Officer
Michael R. Bristow, M.D., Ph.D.	60	Chief Science and Medical Officer
Michael J. Gerber, M.D.	52	Senior Vice President of Clinical Development and Regulatory Affairs
Richard J. Gorczynski, Ph.D.	57	Senior Vice President of Research and Development
John R. Julian	60	Senior Vice President of Commercial Development
Joseph L. Turner	53	Senior Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary
Andrew D. Dickinson	35	Vice President, General Counsel and Secretary

     See “Proposal 1 – Election of Directors” for the biographies of Drs. Freytag and Bristow.

     Michael J. Gerber, M.D. Dr. Gerber has served as our Senior Vice President of Clinical Development and Regulatory Affairs since February 2002. From October 2001 to February 2002, Dr. Gerber was an independent consultant to the healthcare industry. From July 1999 until October 2001, Dr. Gerber was Senior Vice President, Clinical Development and Regulatory Affairs of Allos Therapeutics, Inc., a pharmaceutical company. Dr. Gerber also served as Vice President, Medical Affairs of Allos from November 1994 until July 1999. From 1991 to 1994, Dr. Gerber was Executive Director, Clinical Sciences and Medical Affairs at Somatogen Inc., where he directed nonclinical and clinical development. Prior to joining Somatogen, Dr. Gerber was in private practice since 1987 and directed the Pulmonary Drug Evaluation Program subsidiary of Pulmonary Consultants, Inc. Dr. Gerber is board certified in internal, pulmonary and critical care medicine, and is Clinical Assistant Professor of Medicine at the University of Colorado Health Sciences Center. Dr. Gerber received his M.D. from the University of Colorado School of Medicine.

     Richard J. Gorczynski, Ph.D. Dr. Gorczynski has served as our Senior Vice President of Research and Development since December 2003, and prior to that served as our Vice President of Research and Development since December 1998. From December 1994 to November 1998, Dr. Gorczynski was Vice President of Research and Development for Somatogen, Inc. From September 1985 to November 1994, Dr. Gorczynski served as Executive Director of Cardiovascular Diseases Research for Monsanto-Searle Pharmaceuticals. From September 1976 to August 1985, Dr. Gorczynski was head of Pharmacology at American Critical Care, a pharmaceutical division of American Hospital Supply Corporation. Dr. Gorczynski holds a Ph.D. in physiology from the University of Virginia School of Medicine.

     John R. Julian. Mr. Julian has served as our Senior Vice President of Commercial Development since April 2000. From June 1999 to March 2000, Mr. Julian worked as an independent consultant. From October 1994 to May 1999, Mr. Julian was Senior Vice President of Worldwide Marketing for ICN Pharmaceuticals, Inc., a pharmaceutical company. From 1967 to October 1994, Mr. Julian held a variety of management positions with Merrell Dow, Inc. and Marion Merrell Dow Pharmaceuticals, Inc., including Director, Global Commercial Development from 1985 to 1989, and Vice President, Marketing for the U.S. pharmaceutical division from 1990 to 1994. During his career, Mr. Julian was responsible for a number of new product introductions including Perfan I.V., Seldane, Nicorette, Nicoderm and Cardizem CD. Mr. Julian holds a B.S. in marketing from the University of Illinois.

     Joseph L. Turner. Mr. Turner has served as our Senior Vice President of Finance and Administration and Chief Financial Officer since December 2003. He initially joined us on a part-time basis in December 1999 as our acting Chief Financial Officer and joined us full-time as our Vice President of Finance and Administration and Chief Financial Officer in September 2000. From July 1999 to May 2000, Mr. Turner was an independent strategic financial consultant to emerging companies. From November 1997 to June 1999, Mr. Turner worked at Centaur Pharmaceuticals, a biopharmaceutical company, where he served in several positions, including Vice President, Finance and Chief Financial Officer. From March 1992 to October 1997, Mr. Turner served as Vice President, Finance and Chief Financial Officer of Cortech, Inc., a biopharmaceutical company. Previously, Mr. Turner spent twelve years with Eli Lilly and Company, where he held a variety of financial management positions both within the United States and abroad. Mr. Turner holds a M.A. in molecular, cellular and developmental biology from the University of Colorado and a M.B.A. from the University of North Carolina.

     Andrew D. Dickinson. Mr. Dickinson has served as our Vice President, General Counsel and Secretary since December 2004. From January 2003 to December 2004, Mr. Dickinson was a partner at Kendall, Dickinson & Koenig PC, a corporate and securities law firm. From May 1999 to December 2002, Mr. Dickinson was a business associate at Cooley Godward LLP. Previously, Mr. Dickinson was a corporate and securities associate at Kirkland & Ellis, LLP. Mr. Dickinson holds a J.D. from the Loyola University of Chicago School of Law.

Security Ownership Of

Certain Beneficial Owners And Management

     The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Five percent stockholders:

Entities affiliated with
New Enterprise Associates 10, Limited
Partnership (2)	6,928,288	19.4%
2490 Sand Hill Road
Menlo Park, CA 94025

Entities affiliated with
J.P. Morgan Partners (SBIC), LLC (3)	4,207,847	11.8
50 California Street, Suite 2940
San Francisco, CA 94111

Entities affiliated with
InterWest Partners VIII, L.P. (4)	3,600,719	10.1
2710 Sand Hill Road, Second Floor
Menlo Park, CA 94025

Perseus-Soros Biopharmaceutical Fund, L.P. (5)	2,788,550	7.8
888 Seventh Avenue, 29th Floor
New York, NY 10106

Entities affiliated with
Sequel Limited Partnership III (6)	2,216,642	6.2
4430 Arapahoe Avenue, Suite 220
Boulder, CO 80303

Directors, Nominees and Named Executive Officers:

Sigrid Van Bladel (2)	6,928,288	19.4
Arnold L. Oronsky (4)	3,600,719	10.1
Andrew N. Schiff (5)	7,500		*
Daniel J. Mitchell (6)	2,216,642	6.2
Jerry T. Jackson (7)	52,052		*
Kirk K. Calhoun (8)	14,100		*
Michael J. Valentino	—	—
Michael R. Bristow (9)	414,035	1.2
J. William Freytag (10)	705,607	2.0
Michael J. Gerber (11)	185,500		*
Richard J. Gorczynski (12)	148,102		*
John R. Julian (13)	208,506		*
Joseph L. Turner (14)	172,244		*
All directors and executive officers as a group 13 persons) (15)	14,653,295	41.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,766,892 shares outstanding on March 31, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Consists of 4,203,689 shares of common stock and 171,647 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by New Enterprise Associates 10 Limited Partnership, 2,541,089 shares of common stock held by New Enterprise Associates 9 Limited Partnership, 3,636 shares of common stock held by NEA Presidents’ Fund, L.P. and 727 shares of common stock held by NEA Ventures 1999, Limited Partnership (collectively, “NEA Funds”). The General Partners of the NEA Funds are NEA Partners 10, Limited Partnership, NEA Partners 9, Limited Partnership, NEA General Partners, L.P. and Lou Van Dyck, respectively (the “NEA Fund General Partners”). The NEA Fund General Partners may be deemed to indirectly beneficially own the shares owned by the NEA Funds. Also includes 7,500 shares subject to options exercisable within 60 days of March 31, 2005 held by Sigrid Van Bladel, Ph.D., a director of Myogen. Dr. Van Bladel is a partner of New Enterprise Associates but does not have voting or dispositive power with respect to the shares held by New Enterprise Associates 10, Limited Partnership, New Enterprise Associates 9, Limited Partnership, NEA Presidents Fund, L.P. or NEA Ventures 1999, Limited Partnership. Therefore, Dr. Van Bladel disclaims beneficial ownership of the shares held by the NEA Funds, except to the extent of her proportionate interest therein.

(3)	Consists of 4,072,726 shares of common stock held by J.P. Morgan Partners (SBIC), LLC and 135,121 shares of common stock held by J.P. Morgan Securities Inc. as reported on a Schedule 13G filed with the SEC.

(4)	Consists of 2,209,496 shares of common stock and 118,278 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by InterWest Partners VIII, L.P., 1,114,669 shares of common stock and 29,719 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by InterWest Partners VI, L.P., 63,213 shares of common stock and 3,384 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by InterWest Investors Q VIII, L.P., 17,635 shares of common stock and 944 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by InterWest Investors VIII, L.P., and 34,949 shares of common stock and 932 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by InterWest Investors VI, L.P. The General Partner of InterWest Partners VI, L.P. and InterWest Investors VI, LP (the “InterWest 6 Funds”) is InterWest Management Partners VI, LLC (the “General Partner 6 Entity”). The General Partner of InterWest Partners VIII, L.P., InterWest Investors VIII, LP, and InterWest Investors Q VIII, L.P. (the “InterWest 8 Funds”) is InterWest Management Partners VIII, LLC (the “General Partner 8 Entity”). The General Partner 6 Entity and the General Partner 8 Entity may be deemed to indirectly beneficially own the shares owned by the InterWest 6 Funds and the InterWest 8 Funds, respectively. Also includes 7,500 shares subject to options exercisable within 60 days of March 31, 2005 held by Arnold L. Oronsky, Ph.D., a director of Myogen. Dr. Oronsky is a managing director of the General Partner 6 Entity and the General Partner 8 Entity, and may be deemed to be the indirect beneficial owner of the shares owned by the InterWest 6 Funds and InterWest 8 Funds. Dr. Oronsky disclaims beneficial ownership of the shares held by the InterWest 6 Funds and InterWest 8 Funds except to the extent of his pecuniary interest arising therein.

(5)	Consists of 2,597,142 shares of common stock and 183,908 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by Perseus-Soros Biopharmaceutical Fund, L.P. (“Perseus-Soros”). The general partner of Perseus-Soros is Perseus-Soros Partners, LLC (“PSP”). PSP may be deemed to indirectly beneficially own the shares owned by Perseus-Soros. Also includes 7,500 shares subject to options exercisable within 60 days of March 31, 2005 held by Dr. Andrew N. Schiff, M.D., a director of Myogen. Dr. Schiff is a managing director of PSP and may be deemed to be the indirect beneficial owner of the shares owned by Perseus-Soros. Dr. Schiff disclaims beneficial ownership of the shares held by Perseus-Soros, except to the extent of his pecuniary interest arising therein.

(6)	Consists of 1,326,305 shares of common stock and 149,113 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by Sequel Limited Partnership III, 36,859 shares of common stock and 4,144 shares of common stock subject to warrants exercisable within 60 days of March 31, 2005 held by Sequel Entrepreneurs’ Fund III, 499,633 shares of common stock held by Sequel Limited Partnership and 193,088 shares of common stock held by Sequel Euro Limited Partnership (collectively, the “Sequel Funds”). The General Partner of Sequel Limited Partnership III and Sequel Entrepreneurs’ Fund III, L.P. is Sequel Venture Partners III, L.L.C. (“SVP III”). The General Partner of Sequel Limited Partnership, and Sequel Euro Limited Partnership is Sequel Venture Partners I, L.L.C. (“SVP I”). SVP III and SVP I may be deemed to indirectly beneficially own the shares owned by the Sequel Funds. Also includes 7,500 shares subject to options exercisable within 60 days of March 31, 2005 held by Daniel J. Mitchell, a director of Myogen. Mr. Mitchell is a manager of SVP III and SVP I and may be deemed to be the indirect beneficial owner of the shares owned by the Sequel Funds. Mr. Mitchell disclaims beneficial ownership of the shares held by the Sequel Funds, except to the extent of his pecuniary interest arising therein.

(7)	Includes 27,052 shares subject to options exercisable within 60 days of March 31, 2005.

(8)	Represents 14,100 shares subject to options exercisable within 60 days of March 31, 2005.

(9)	Includes 90,666 shares held by InvestoCor Trust, of which Dr. Bristow is the sole trustee, 27,200 shares held by Savacor Trust, of which Dr. Bristow is a co-trustee, and 165,369 shares subject to options exercisable within 60 days of March 31, 2005.

(10)	Includes 142,157 shares of common stock held by the J. William Freytag Trust, of which Dr. Freytag and his spouse are trustees, an aggregate of 32,000 shares of common stock held in trusts for Dr. Freytag’s children, of which Dr. Freytag and his spouse are trustees and 531,154 shares subject to options exercisable within 60 days of March 31, 2005.

(11)	Includes 184,373 shares subject to options exercisable within 60 days of March 31, 2005.

(12)	Includes 21,151 shares held jointly with his spouse and 125,952 shares subject to options exercisable within 60 days of March 31, 2005.

(13)	Includes 208,506 shares subject to options exercisable within 60 days of March 31, 2005.

(14)	Includes 158,456 shares subject to options exercisable within 60 days of March 31, 2005.

(15)	Includes shares, warrants and options described in the notes above, as applicable to our directors and named executive officers. Includes an aggregate of 478,161 shares subject to warrants exercisable within 60 days of March 31, 2005 and 1,444,962 shares subject to options exercisable within 60 days of March 31, 2005 held by our directors and executive officers as a group.

16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of one transaction, was filed late by Dr. Oronsky.

Compensation of Directors

     Each of our non-employee Directors receives an annual retainer of $12,000 (or $24,000 in the case of a non-employee Chairman of the Board) and a per-meeting fee of $1,500 (or $2,000 in the case of a non-employee Chairman of the Board). The per-meeting fees are reduced by half where attendance is by telephone conference rather than in person. For service on the Audit Committee or as Chair of the Audit Committee, Directors receive an annual retainer of $3,500 or $7,500, respectively, and per-meeting fees of $1,000 or $1,500, respectively. For service on the Compensation Committee or the Nominating and Corporate Governance Committee, Directors receive an annual retainer of $2,500 and a per-meeting fee of $1,000 (the respective Chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive fees of $1,500 per meeting). Per-meeting fees for the Audit and Compensation Committees are reduced if attendance is by telephone conference rather than in person. Directors are reimbursed for reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings.

     Each of our non-employee Directors also receives stock option grants under the 2003 Equity Incentive Plan (the “Plan”). Such option grants are non-discretionary. Upon election to the Board, each non-employee Director will receive an initial option grant exercisable for 20,000 shares of our common stock and an annual option grant exercisable for 7,500 shares, and a non-employee Chairman of the Board will receive an initial option grant exercisable for 30,000 shares of our common stock and an annual option grant exercisable for 10,000 shares. Annual option grants are made on the date of the Company’s annual meeting of stockholders. The initial option grants will vest over three years in equal annual installments and the annual option grants will fully vest upon the one year anniversary of the grant. Vesting of all such options requires attendance at 75% of regularly scheduled Board meetings. The exercise price of options granted to non-employee Directors is 100% of the fair market value of the common stock on the date of the option grant. In the event of a sale of substantially all of our assets, a sale of at least 50% of the outstanding securities of Myogen or a merger or consolidation in which we are not the surviving corporation, a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, if the surviving entity does not assume or replace outstanding options, then generally the vesting and exercisability of the options will accelerate.

     Upon their respective appointments to the Board, Mr. Jackson was granted an option exercisable for 22,000 shares of our common stock under the Plan at an exercise price of $1.25 per share, Mr. Calhoun was granted an option exercisable for 20,000 shares of our common stock under the Plan at an exercise price of $17.10 per share, and Mr. Valentino was granted an option exercisable for 20,000 shares of our common stock under the Plan at an exercise price of $7.50 per share. On May 12, 2004, the Company granted options covering 7,500 shares to each non-employee director at an exercise price per share of $11.53. As of March 31, 2005, none of the options granted to non-employee directors had been exercised.

Compensation of Executive Officers

Summary of Compensation

     The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”):

								Long-Term
								Compensation
		Annual Compensation (1)						Awards
						Other		Securities
						Annual		Underlying
Name and Principal Position	Year	Salary ($)		Bonus ($)		Compensation($)		Options (#)
J. William Freytag, Ph.D.	2004	$340,000		—		—		—
President, Chief Executive Officer	2003	309,000		150,000	(2)	—		248,726
and Chairman	2002	300,000		39,000	(3)	—		89,813

Michael J. Gerber, M.D.
Senior Vice President of Clinical	2004	258,324		—		—		—
Development	2003	247,200		99,200	(4)	—		93,585
and Regulatory Affairs	2002	219,231	(5)	—		—		193,075

Richard J. Gorczynski, Ph.D.	2004	229,188		—		—		—
Senior Vice President, Research and	2003	214,194		91,636	(6)	—		62,839
Development	2002	207,955		—		—		77,596

John R. Julian	2004	235,032		—		—		—
Senior Vice President, Commercial	2003	224,911		97,469	(7)	—		70,080
Development	2002	218,360		—		161,324	(8)	63,609

Joseph L. Turner
Senior Vice President, Finance and	2004	216,122		—		—		—
Administration and Chief Financial	2003	201,983		95,688	(9)	—		66,563
Officer	2002	196,100		—		—		54,485

(1)	We have omitted perquisites and other personal benefits that do not exceed $10,000. We have also omitted information regarding group life and health insurance benefits that do not discriminate in favor of our directors or executive officers and are generally available to all salaried employees.

(2)	Of the total bonus paid in 2003 to Dr. Freytag, $30,000 was paid in April 2003 for services performed in 2002 and $120,000 was paid in December 2003 for services performed in 2003.

(3)	Bonus paid to Dr. Freytag in 2002 was for services performed for the Company in 2001.

(4)	Of the total bonus paid in 2003 to Dr. Gerber, $19,200 was paid in April 2003 for services performed in 2002 and $80,000 was paid in December 2003 for services performed in 2003.

(5)	Dr. Gerber became our Senior Vice President of Clinical Development and Regulatory Affairs in February 2002.

(6)	Of the total bonus paid in 2003 to Dr. Gorczynski, $16,636 was paid in April 2003 for services performed in 2002 and $75,000 was paid in December 2003 for services performed in 2003.

(7)	Of the total bonus paid in 2003 to Mr. Julian, $17,469 was paid in April 2003 for services performed in 2002 and $80,000 was paid in December 2003 for services performed in 2003.

(8)	Represents payments of certain relocation expenses and tax gross-up payments related to relocation expenses.

(9)	Of the total bonus paid in 2003 to Mr. Turner, $15,688 was paid in April 2003 for services performed in 2002 and $80,000 was paid in December 2003 for services performed in 2003.

Stock Option Grants And Exercises

     The Company grants options to its executive officers under the Plan. As of March 31, 2005, options to purchase a total of 3,841,044 shares were outstanding under the Plan and options to purchase 1,408,170 shares remained available for grant under the plan.

     During the fiscal year ended December 31, 2004 there were no options granted to the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares acquired upon the exercise of stock options during the fiscal year ended December 31, 2004 and the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of December 31, 2004.

	Shares		Number of
	Acquired		Securities Underlying		Value of Unexercised
	On		Unexercised Options at		In-the-Money Options at
	Exercise	Value Realized	Fiscal Year End (#)		Fiscal Year End ($) (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
J. William Freytag	—	—	467,820	281,468	$2,889,969	$1,319,492
Michael J. Gerber	—	—	159,582	127,078	978,343	646,678
Richard J. Gorczynski	—	—	114,655	87,929	711,902	454,618
John R. Julian	—	—	191,245	96,044	1,223,626	492,439
Joseph L. Turner	—	—	142,561	87,387	892,676	440,909

(1)	Calculated on the basis of the closing sale price per share of our Common Stock on December 31, 2004 (the last trading day of fiscal 2004) on the Nasdaq National Market of $8.07, minus the exercise price.

Employment, Severance and Change of Control Agreements

     We have employment agreements, each of which contains non-compete provisions, and indemnity agreements with Dr. Freytag, Dr. Gerber, Mr. Julian, Dr. Gorczynski and Mr. Turner.

     Each employment agreement provides that the employment of the applicable executive officer with us is at-will and may be altered or terminated by either such executive officer or us at any time. In the event of termination without “cause,” or voluntary resignation for “good reason” (each as defined in the employment agreement), Dr. Freytag is entitled to a severance payment equal to 12 months salary or, if such termination or resignation occurs as of, or within 13 months after, a change of control, a severance payment equal to 18 months salary, and in each such case, payment of any accrued but unused vacation and sick leave and payment of premiums under group health insurance COBRA continuation coverage for up to twelve months after the date of termination. In the event of termination without “cause,” or voluntary resignation for “good reason” (each as defined in each applicable employment agreement), each of Dr. Gerber, Mr. Julian, Dr. Gorczynski and Mr. Turner are entitled to a severance payment equal to six months salary or, if such termination or resignation occurs as of, or within 13 months after, a change in control, a severance payment equal to 12 months salary, and in each such case payment of any accrued but unused vacation and sick leave and payment of premiums under group health insurance COBRA continuation coverage for up to six months after the date of termination.

     The Indemnification Agreement provides indemnity to each of our executive officers against, and the advancement of certain expenses relating to, liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporation law and the Company’s Bylaws.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation 2

     The Compensation Committee of the Board of Directors (the “Committee”) administers Myogen’s compensation programs for its executive officers. As described under the heading “Executive Officers”, the Company currently has seven executive officers whose job responsibilities and policy-making authority are the broadest in the Company.

     The Committee’s overall role is to set and administer the policies which govern executive officers’ annual salaries, cash bonuses (if any) and stock option grants. The Committee annually evaluates the performance, and determines the compensation, of the Company’s Chief Executive Officer (“CEO”), and the other executive officers of Myogen based upon a mix of the achievement of corporate goals, individual performance and comparisons with other biotechnology companies. The Committee’s charter reflects these various responsibilities, and the Committee and the Board of Directors periodically review and revise the charter.

     The Board determines the Committee’s membership, which is composed entirely of independent, non-employee directors. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Committee Chairman reports on Committee actions and recommendations at meetings of the Board of Directors. The CEO is not present during the discussion of his compensation.

General Compensation Philosophy

     Myogen’s general compensation philosophy with respect to executive officers, including the CEO, is to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. The Committee believes that total compensation should vary with Myogen’s performance in achieving financial and non-financial objectives, and that overall compensation should be closely aligned with the stockholders’ interests.

     The Committee’s review of Myogen’s executive compensation programs and practices includes an analysis, for each of Myogen’s executives, of all elements of compensation, consisting of salary, cash bonuses and equity incentives, as well as perquisites, severance arrangements and benefit plans. The Committee compared these compensation components separately and in the aggregate to compensation of companies that Myogen uses as its “peer group” for these purposes. For the Committee’s comparison purposes, Myogen’s peer group consists of a national group of biotechnology companies, which group is broader than those companies included in the AMEX Biotechnology Index shown on Myogen’s Performance Measurement Comparison Graph, and, in certain instances, similar development stage companies located in Myogen’s geographic region. As a result of this review, the Committee made determinations linked to both individual and corporate performance that it believes were appropriate and reasonable for Myogen’s executive officers, including the mix of fixed and variable compensation. The Committee reaffirmed that total cash compensation (base salaries plus performance-based cash bonuses) paid to the Company’s executive officers should be competitive with its peer group, with the potential for higher than average total compensation when Myogen performs well. In addition, the Committee reaffirmed Myogen’s key strategic design priorities: pay-for-performance, employee retention, cost management, alignment with stockholders’ interests and continued focus on corporate governance. Finally, the review confirmed the following:

➢	Executive officer base salaries are competitive with Myogen’s peer group.

➢	Executive officer cash bonuses and equity incentives are competitive with Myogen’s peer group.

     Total compensation for the majority of Myogen’s employees, including its executive officers, generally consists of the following:

➢	Annual cash compensation consisting of base salary and an annual discretionary cash incentive bonus dependent on attaining certain corporate and individual performance goals.

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

➢	Long-term incentive compensation through the granting of market value, time-vesting stock options. All of Myogen’s employees, including executive officers, are eligible to receive stock options. Stock options require Myogen’s stock price to appreciate in order for Myogen’s employees to realize any benefit.

➢	Long-term incentive compensation through the granting of “milestone” stock options. All of Myogen’s employees, including its executive officers, are eligible to receive milestone stock options. The milestone stock options require the achievement of specified appreciation in Myogen’s stock price in order for Myogen’s employees to realize any benefit.

➢	Semi-annual purchases of Myogen stock through a tax-qualified employee stock purchase plan, which is generally available to all employees including the executive officers. This plan allows participants to buy Myogen stock at a discount to the market price with up to 20% of their salary and incentives (subject to certain limits), with the objective of allowing employees to profit if the value of Myogen stock increases over time.

➢	Retirement benefits to U.S. employees through a tax-qualified employee-funded 401(k) savings plan. The Company does not currently contribute to the 401(k) plan.

➢	Health and welfare benefits for substantially all Myogen employees. Myogen pays the majority of the cost of health and welfare benefits with its employees, the cost of which is dependent on the level of benefits coverage an employee elects. Myogen’s health and welfare plans are the same for its executive officers and for its other employees.

Determining Executive Compensation

     Generally, during the last quarter of a fiscal year or the first quarter of a new fiscal year, the Committee sets a one-year performance period to run from January 1 through December 31 and establishes a list of specific corporate goals for that period as well as specific weighting for each goal.

     In February 2005, the Committee reviewed and updated executive compensation. At that time, the Board of Directors, upon the recommendation of the Committee, set executive officer salaries for 2005 and awarded cash bonus payments and stock option grants for 2004 results measured against the corporate goals established by the Committee and the Board of Directors in the first quarter of 2004 (the “2004 Corporate Goals”).

     The 2004 Corporate Goals were based on the following categories: (i) clinical development goals relating to enoximone, including goals relating to Myogen’s Phase III EMOTE and ESSENTIAL trials; (ii) clinical development goals relating to ambrisentan, including goals relating to Myogen’s pivotal Phase III ARIES trials; (iii) clinical development goals relating to darusentan, including goals relating to Myogen’s Phase IIb clinical trial of darusentan; (iv) corporate goals relating to commercial partnership arrangements; (v) corporate and financial goals relating to resource planning and risk management measures; and (vi) drug discovery research and development goals. Upon recommendation of the Committee, the Company’s Board of Directors determined that the Company attained a specified percentage of the 2004 Corporate Goals.

     In February 2005, the Board of Directors, upon the recommendation of the Committee, also approved corporate goals and associated bonus targets for fiscal year 2005. The Committee approved specific targets and goals in the following five categories: (i) clinical development goals relating to enoximone, including Myogen’s pivotal Phase III ESSENTIAL trials; (ii) clinical development goals relating to ambrisentan, including Myogen’s pivotal Phase III ARIES trials; (iii) clinical development goals relating to darusentan, including Myogen’s Phase IIb clinical trial of darusentan; (iv) corporate/financial goals relating to achievement of certain financial measures, including stock price targets and resource planning and risk management measures; and (v) drug discovery research and development goals relating to projects in Myogen’s pipeline.

  Salary

     The Committee determines the salaries for executive officers based upon a review of salaries paid by Myogen’s peer group. Based upon this review, the Committee believes the executive officers’ salaries are competitive with the Company’s peer group. Any annual increase in the salaries of the Company’s executive officers is generally consistent with increases in the salaries paid to all Myogen employees.

     The Committee considered the 2003 base salary for all executive officers in its February 2004 meeting and adopted an average merit increase in base salary for 2004 of approximately 10.0% for the Company’s Chief Executive Officer and 5.0% for all other executive officers in recognition of the Company’s performance measured against the 2003 corporate goals adopted by the Board of Directors. In addition, in February 2005, the Committee considered the 2004 base salary for all executive officers and adopted an average merit increase in base salary for 2005 of approximately 5.0% for all executive officers in recognition of the Company’s performance measured against the 2004 Corporate Goals.

     Once an executive officer’s base salary is fixed, it does not depend on Myogen’s performance.

  Annual Bonus Pool

     The Company maintains an annual discretionary cash bonus program which is administered by the Committee. The purpose of the cash bonus program is to motivate and reward employees, including the Company’s executive officers, for successful achievement of certain corporate and individual goals. The extent to which the Company’s annual corporate goals are achieved is used in determining the amount of funds available in the cash bonus pool. The cash bonus pool is allocated among eligible employees, including the Company’s executive officers, based on recommendations from management which are reviewed and approval by the Committee and the Company’s Board of Directors.

     All employees (except for temporary employees and employees hired after September 30), including all of our executive officers, are eligible to participate in the Company’s annual cash bonus program. Eligible employees must remain employed by Myogen at the time awards are paid out under the program in order to receive their awards, if any. The Committee and the Company’s Board of Directors may modify, amend, revoke or suspend the annual cash bonus program at any time.

     The Chief Executive Officer’s annual cash bonus, if any, is based solely on achievement of the Company’s corporate goals and is set by the Board of Directors based upon the recommendation of the Committee. All other employees’, including all other executive officers’, annual cash bonuses, if any, are calculated in accordance with a formula that takes into account base salary, target bonus percentage, annual performance rating (based on the attainment of individual goals and performance criteria) and a corporate impact rating that is tied to each employee’s salary grade.

     In February 2005, based on the Board’s determination that the Company had met a specified percentage of the 2004 Corporate Goals, the Committee and the Board of Directors approved the payment of cash bonuses to the Company’s employees, including the executive officers. The Company paid the cash bonuses in March 2005 and the Company’s executive officers received aggregate cash bonus payments of $349,800.

  Stock Option Grants

     To reward and retain employees, Myogen uses stock options as its primary long-term incentive vehicle. With Myogen’s strong belief in the alignment of all employees with stockholders, the Committee decided for 2004 and 2005 to continue its use of stock options for executive officers and the broad-based employee population. In awarding stock options, the Committee considers individual performance, overall contribution to Myogen, officer retention, the number of unvested stock options and the total number of stock options to be awarded. In addition, the Committee generally does not award stock options to executive officers more frequently than annually.

     All employees (except for temporary employees and employees hired after September 30), including all of our executive officers, are eligible to receive annual stock option grants. Eligible employees must remain employed by Myogen at the time awards are paid out under the program in order to receive their awards, if any. The Committee and the Company’s Board of Directors may modify, amend, revoke or suspend the Company’s stock option program at any time.

     Each employee, including each executive officer, receives an initial stock option grant at the time of hire. This grant is based upon the expected contribution and experience level of the employee. In general, the size of subsequent stock option grants, if any, to the Company’s executive officers is calculated in accordance with a formula based on achievement of the Company’s annual corporate goals and the officer’s salary level. The size of subsequent stock option grants, if any, to the Company’s other employees is typically calculated in accordance with a formula based on an individual’s annual performance rating and salary level. Initial grants that employees receive when they begin employment at Myogen and grants subsequent to hire typically vest over a four-year period. Myogen grants stock options at a price equal to the market value of Myogen stock on the date of grant.

     In 2004, the Company granted stock options to essentially all of its employees other than its executive officers. In February 2005, based on the Board’s determination that the Company had met a specified percentage of the 2004 Corporate Goals, the Committee and the Board of Directors approved the issuance of two tranches of options to purchase shares of the Company’s common stock. The Company issued the stock options in February 2005.

     Both tranches of stock options were granted under and in accordance with the terms and conditions of the Company’s 2003 Equity Incentive Plan. All of the options have an exercise price of $8.48 per share (the closing price of the Company’s common stock on the date the options were granted). The tranches of stock options are summarized below.

➢	Time Vesting Stock Options – Certain of the executive officers were granted 10 year options to purchase an aggregate of 195,500 shares of the Company’s common stock. Similar stock options were issued to Myogen’s employees, excluding the executive officers, in July 2004 at an exercise price of $7.01 per share. The number of time vesting options granted to the executive officers was calculated in accordance with a formula based on achievement of the 2004 Corporate Goals and salary level. These options will vest over a four-year period, with 25% of the options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years (subject to acceleration in accordance with the terms of Sections 11(c) and (d) of the Company’s 2003 Equity Incentive Plan).

➢	Milestone Stock Options – Each eligible employee of the Company, including each executive officer, was granted a “milestone” stock option in February 2005. The size of the milestone stock option grants was calculated in accordance with a formula based on each employee’s salary level, bonus potential and length of service with the Company. In the aggregate, the executive officers were granted milestone options to purchase 138,220 shares of the Company’s common stock. These options have a five (5) year term provided that they may terminate immediately prior to the consummation of a Change in Control (as defined in the Company’s 2003 Equity Incentive Plan excluding any transaction or series or transactions described in Section 2(e)(5) therein). The milestone options will vest in full upon the occurrence of any of the events described in the Company’s Current Report on Form 8-K/A dated March 2, 2005. The Company may be required to record stock-based compensation charges relating to these options prior to its anticipated adoption of FAS 123R as of July 1, 2005.

Personal Benefits

     Myogen seeks to maintain an egalitarian culture in its facilities and operations. The Company’s officers are not entitled to operate under different standards than other employees. The Company does not have programs for providing personal-benefit perquisites to officers, such as permanent lodging or defraying the cost of personal entertainment or family travel. The Company’s health care, insurance and other welfare and employee-benefit programs are the same for all eligible employees, including the Company’s officers. The Company has no outstanding loans of any kind to any of its executive officers, and since 2002, federal law has prohibited Myogen from making any new loans to its executive officers. The Company expects its officers to be role models under its

Code of Conduct and Business Ethics, which are applicable to all employees, and the Company’s officers are not entitled to operate under lesser standards.

Review of All Components of CEO Compensation

     The company’s compensation program is designed to promote the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company’s CEO, Dr. Freytag.

     The Committee determines Dr. Freytag’s base salary in the same manner as described for all executive officers. In setting compensation levels for the CEO, the Committee considers comparative compensation information from Myogen’s peer group. The Chief Executive Officer’s annual cash bonus, if any, is based solely on achievement of the Company’s corporate goals and is set by the Board of Directors based upon the recommendation of the Committee.

     In February 2005, the Board, upon recommendation of the Committee, set Dr. Freytag’s 2005 base salary at $357,000, representing an increase of approximately 5% from Dr. Freytag’s salary in 2004. In addition, Dr. Freytag received a discretionary bonus payment consisting of a cash bonus of $95,200 (based on the Company’s achievement of a specified percentage of the 2004 Corporate Goals), a time vesting stock option to purchase 67,500 shares of the Company’s Common Stock (based on the Company’s achievement of a specified percentage of the 2004 Corporate Goals and Dr. Freytag’s salary level) and a milestone stock option to purchase 44,790 shares of the Company’s Common Stock (based upon Dr. Freytag’s salary level, bonus potential and length of service with the Company). The terms of the time vesting stock option and the milestone stock option were consistent with those granted to other employees.

     The Committee has reviewed all components of the CEO’s compensation, including salary, cash bonus and long-term equity incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the company of perquisites (if any) and other personal benefits (if any), and the projected payout obligations under potential severance and change-in-control scenarios. Based on this review, the Committee determined that the CEO’s total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate is reasonable, competitive with the Company’s peer group and not excessive.

Section 162(m)

     Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under the Company’s 2003 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant constitute “performance-based compensation.” The Company’s stockholders previously approved this plan which exempts any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option from the application of Section 162(m).

     From the members of the Compensation Committee of Myogen:

Daniel J. Mitchell
Andrew N. Schiff, M.D.

Compensation Committee Interlocks and Insider Participation

     During 2004, Mr. Mitchell and Dr. Schiff served as members of our compensation committee. None of the members of the compensation committee were officers or employees of Myogen. During 2004, none of our executive officers served as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Performance Measurement Comparison (1)

     The following graph shows the total stockholder return of an investment of $100 in cash on October 30, 2003 for (i) the Company’s common stock, (ii) the Nasdaq Composite Index (the “Nasdaq”) and (iii) the AMEX Biotechnology Index (the “BTK”). All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each month:

     Comparison of Cumulative Total Return on Investment(2) since Myogen Initial Public Offering.

(1)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The AMEX Biotechnology Index is calculated using an equal-dollar weighing methodology.

Certain Transactions

     We have entered into the transactions described below with certain of our directors, officers, principal stockholders or their affiliates. We believe that each of the transactions described below was carried out on terms that were no less favorable to us than those that would have been obtained from unaffiliated third parties. Any future transactions between us and any of our directors, officers or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

Employment and Indemnity Agreements

     We have entered into employment and indemnity agreements with each of our executive officers. See “Employment, Severance and Change of Control Agreements.”

Agreements with Directors and Executive Officers

  University of Colorado Health Science Center

     The Company made annual contributions of $228,086, $268,650 and $300,000 for fiscal years ended December 31, 2004, 2003 and 2002, respectively, and $1,626,379 for the period from inception to December 31, 2004, to the University of Colorado to support academic research in heart failure, including research performed by Dr. Michael Bristow. Such contributions and payments were recorded as research and development expense. In addition, under the terms of the Company’s license agreement with University License Equity Holdings, Inc. (formerly the University Technology Corporation), or ULEHI, an affiliate of the University of Colorado, the Company is obligated to pay royalties to ULEHI on the sale of any products based upon technology licensed from ULEHI. Under policies of the University of Colorado, Dr. Bristow would be entitled to a share of any such royalty payments.

  Clinical Cardiovascular Research, LLC

     Dr. Michael Bristow, the Chief Science and Medical Officer and a Director of the Company, has served as a director of Clinical Cardiovascular Research, LLC for each of the last three years. On December 4, 1998, the Company entered into a Clinical Research Services Master Agreement with Clinical Cardiovascular Research, LLC, as amended, pursuant to which it paid $1,473,977 in 2003 and $2,141,461 in 2002. This agreement terminated in December 2003, however, $1,366,522 of research was performed in 2004 on a fee for service basis. Payments pursuant to this agreement totaled $9,643,025 for the period from inception to December 31, 2004. Such payments are recorded as research and development expense. Dr. Bristow does not receive any compensation for his service as a director of Clinical Cardiovascular Research, LLC.

     Equity Financing

     On September 24, 2004, we entered into a Securities Purchase Agreement with certain investors, pursuant to which we sold an aggregate of 9,195,400 shares of our common stock and issued warrants to purchase up to 1,839,080 shares of our common stock in a private placement transaction. The warrants issued to the purchasers in the private placement became exercisable at any time in whole or in part beginning March 30, 2005 until September 29, 2009 at an exercise price of $7.80 per share.

     Pursuant to registration rights granted to the purchasers under the Securities Purchase Agreement, we registered the above-referenced shares with the SEC pursuant to a registration statement to permit each of the purchasers to resell the shares, which we agreed to keep effective for a certain period of time. We have agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares sold in the private placement.

     Entities previously unaffiliated with the Company purchased an aggregate of 5,885,055 shares of our common stock and warrants to purchase up to 1,177,011 shares of our common stock in the private placement.

     Sigrid Van Bladel, Ph.D., a director of Myogen, is a partner of New Enterprise Associates 10, Limited Partnership; Arnold L. Oronsky, Ph.D., a director of Myogen, is a managing director of InterWest Management Partners VI, LLC, a general partner of InterWest Partners VI, LP and InterWest Investors VI, LP, and is a managing director of InterWest Management Partners VIII, LLC, the general partner of InterWest Partners VIII, LP, InterWest Investors VIII, LP and InterWest Investors Q VIII, LP; Daniel J. Mitchell, a director of Myogen, is a manager of Sequel Venture Partners III, L.L.C., the general partner of Sequel Limited Partnership III and Sequel Entrepreneurs’ Fund III, L.P.; and Dr. Andrew N. Schiff, M.D., a director of Myogen, is a managing director of an affiliate of Perseus-Soros Partners, LLC, the general partner of Perseus-Soros Biopharmaceutical Fund, L.P. Each of the parties listed in the table below, which have the respective indirect relationships with Dr. Van Bladel, Dr. Oronsky, Mr. Mitchell and Dr. Schiff described above, were purchasers in the private placement of the number of shares of our common stock and warrants set forth below.

Name	Shares	Warrants
New Enterprise Associates 10, Limited Partnership	858,235	171,647
InterWest Partners VI, LP	148,595	29,719
InterWest Investors VI, LP	4,660	932
InterWest Partners VIII, LP	591,390	118,278
InterWest Investors VIII, LP	4,720	944
InterWest Investors Q VIII, LP	16,920	3,384
Sequel Limited Partnership III	745,565	149,113
Sequel Entrepreneurs’ Fund III, L.P.	20,720	4,144
Perseus-Soros Biopharmaceutical Fund, LP	919,540	183,908

Householding of Proxy Materials

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are Myogen stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Myogen, Inc., Derek Cole, Director of Investor Relations, 7575 West 103rd Avenue, Suite 102, Westminster, Colorado 80021 or contact Derek Cole at (303) 464-3986. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Andrew D. Dickinson

Andrew D. Dickinson
Secretary

April 19, 2005

APPENDIX A

MYOGEN, INC.

CHARTER OF THE AUDIT COMMITTEE

Purpose and Policy

     The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements as well as the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

     The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.

Composition

     The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. By March 31, 2004, at least one member shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.

Meetings and Minutes

     The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

     The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, and oversee the Auditors as set forth in Section 10A(m)(2) under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

     The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the

Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

     1. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

     2. To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

     3. To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

     4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

     5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

     6. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Company’s Auditors and engaged on the Company’s account.

     7. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

     8. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

     9. To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.

     10. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

     11. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

     12. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

     13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

     14. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

     15. To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

     16. To review with the Auditors material communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

     17. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

     18. To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies and to review and discuss with the Auditors and management the Company’s and the Auditors’ activities related to complying with Section 404 of the Sarbanes-Oxley Act.

     19. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

     20. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

     21. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     22. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

     23. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by Nasdaq rules.

     24. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

     25. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

     26. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     27. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

     28. To review and approve the Company’s program for managing insurable risks, including Directors and Officers Liability Insurance.

     29. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

     It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

     [Logo]

☐	Mark this box with an X if you have made
changes to your name or address details above.

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect Directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected.

	For Withhold			For Withhold
01 - Michael R. Bristow, M.D., Ph.D.	[ ]	[ ]	05 - Daniel J. Mitchell	[ ]	[ ]
02 - Kirk K. Calhoun	[ ]	[ ]	06 - Arnold L. Oronsky, Ph.D.	[ ]	[ ]
03 - J. William Freytag, Ph.D.	[ ]	[ ]	07 - Michael J. Valentino	[ ]	[ ]
04 - Jerry T. Jackson	[ ]	[ ]	08 - Sigrid Van Bladel, Ph.D.	[ ]	[ ]

B Issues

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

	For	Against	Abstain
	[ ]	[ ]	[ ]
2. To ratify the selection by the Audit Committee of the Board of
Directors of Ernst & Young LLP as independent auditors of the
Company for its fiscal year ending December 31, 2005.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy

Myogen Inc.
7575 WEST 103rd AVENUE, SUITE 102
WESTMINSTER, CO 80021

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 11, 2005

J. William Freytag, Joseph L. Turner and Andrew D. Dickinson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Myogen, Inc., a Delaware corporation (the “Company”) to be held on Wednesday, May 11, 2005 at 9:00 a.m. local time at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado or at any postponement, continuation or adjournment thereof.

If no directions are indicated, the Proxies will have authority to vote FOR all Nominees for Director listed in Proposal 1 and FOR Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return this proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

(Continued and to be voted on reverse side.)

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1 -800-306-1205 in the United States or Canada	• Go to the following web site:
any time on a touch tone telephone. There is NO CHARGE to you for the call.	WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 4:30 p.m., Mountain Daylight Time on May 10, 2005.

THANK YOU FOR VOTING